Exhibit 4.01

CUSIP NO. 524908RS1. In the event that no election is made to extend the maturity date of all or any portion of this Note, the principal amount of this Note for which such election was not exercised will be assigned a new CUSIP number, as described in the attached RIDER.

REGISTERED                                                                                                                        FACE AMOUNT: $500,000,000
No. R-1

If this Note is an OID Note (as defined below) the following legend is applicable:

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE PRICE OF THIS NOTE IS _____% OF ITS PRINCIPAL AMOUNT, AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE YIELD TO MATURITY COMPOUNDED _____________, AND THE ISSUE DATE ARE AS SET FORTH BELOW. IN THE CASE OF A NOTE SUBJECT TO THE RULES OF TREASURY REGULATION SECTION 1.1275-4(b), THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE CAN BE OBTAINED BY SUBMITTING A WRITTEN REQUEST TO: CONTROLLER’S OFFICE, LEHMAN BROTHERS HOLDINGS INC., 745 SEVENTH AVENUE, NEW YORK, NEW YORK 10019.

LEHMAN BROTHERS HOLDINGS INC.
MEDIUM-TERM NOTE, SERIES H
(FLOATING RATE)

If the registered owner of this Note (as indicated below) is The Depository Trust Company (the “Depository”) or a nominee of the Depository, this Note is a Note in global form (a “Global Security”) and the following legends are applicable except as specified on the reverse hereof:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER

NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

ISSUE PRICE:  $500,000,000

ISSUE DATE: May 24, 2006

MATURITY DATE: See “Initial Maturity Date” below and attached RIDER

INTEREST RATE: N/A

INTEREST RATE BASIS: LIBOR Telerate

INDEX MATURITY: 1 Month

SPREAD:

For Interest Reset Dates Occurring	Spread
From and including May 24, 2006 to and including May 14, 2007	Minus 0.01%
From and including June 14, 2007 to and including May 14, 2008	0.00%
From and including June 14, 2008 to and including May 14, 2009	Plus 0.01%
From and including June 14, 2009 to and including May 14, 2010	Plus 0.02%
From and including June 14, 2010 to and including May 14, 2011	Plus 0.03%

SPREAD MULTIPLIER: N/A

MAXIMUM INTEREST RATE: N/A

MINIMUM INTEREST RATE: N/A

INTEREST RESET DATES: The Issue Date, in the case of the first Interest Period, and each Interest Payment Date thereafter

INTEREST RESET PERIOD: N/A

INTEREST DETERMINATION DATES: Two London Business Days prior to the relevant Interest Reset Date

INTEREST PAYMENT DATES: Monthly, on the 14th, commencing on June 14, 2006; provided that if such day is not a Business Day, then such day will be the following Business Day unless (a) such day falls in the following month or (b) such day is also a maturity date, in which case it will be the preceding Business Day; provided, further that the final Interest Payment Date for any notes shall be the applicable maturity date

REGULAR RECORD DATES: 15 calendar days immediately preceding the Interest Payment Date

EXCHANGE RATE AGENT: N/A

DEPOSITORY: The Depository Trust Company

DUAL CURRENCY NOTE:   ☐ YES      ☒ NO

OPTION ELECTION DATES: N/A

OPTIONAL PAYMENT CURRENCY: N/A

DESIGNATED EXCHANGE RATE: N/A

OPTION VALUE CALCULATION AGENT: N/A

OPTION TO RECEIVE PAYMENTS IN THE SPECIFIED CURRENCY:   ☐ YES      ☒ NO

SPECIFIED CURRENCY: N/A

BUSINESS DAY: New York and London

AMORTIZING NOTE:   ☐ YES      ☒ NO

SINKING FUND: N/A

TOTAL AMOUNT OF OID: N/A

YIELD TO MATURITY: N/A

INITIAL ACCRUAL PERIOD OID: N/A

AUTHORIZED DENOMINATIONS:  $1,000/$1,000

EXTENSION OF MATURITY NOTE:   ☐ YES      ☒ NO

EXTENSION PERIOD: N/A

NUMBER OF EXTENSION PERIODS: N/A

OPTION TO ELECT REPAYMENT:   ☐ YES      ☒ NO

OPTIONAL REPAYMENT DATES: N/A

OPTIONAL REPAYMENT PRICES: N/A

OPTIONAL INTEREST RATE RESET:   ☐ YES      ☒ NO

OPTIONAL RESET DATES: N/A

OPTIONAL REDEMPTION:   ☒ YES      ☐ NO

INITIAL REDEMPTION DATE:  The notes may be redeemed on June 14, 2010 (or if such date is not a Business Day, on the next succeeding Business Day) at the option of the Company in whole or in part at a price equal to 100% of the principal amount being redeemed

INITIAL REDEMPTION PERCENTAGE:  %

APPLICABILITY OF ANNUAL REDEMPTION PERCENTAGE REDUCTION:   ☐ YES      ☒ NO
If yes, state Annual Percentage Reduction:  %

EXTENDIBLE NOTE:   ☒ YES      ☐ NO

INITIAL MATURITY DATE: June 14, 2007

SPECIAL ELECTION INTERVAL: N/A

RENEWABLE IN PART:   ☒ YES      ☐ NO

AUTHORIZED RENEWABLE AMOUNTS: $1,000/$1,000

SPECIAL ELECTION PERIOD: N/A

OTHER PROVISIONS: See attached RIDER

LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, on the Maturity Date the Principal Amount hereof (as defined below) and, if so specified above, to pay interest thereon from the Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis specified above, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate per annum on any overdue principal and premium and on any overdue instalment of interest. Unless otherwise specified above, and except as provided in Section 9 on the reverse hereof if this Note is a Dual Currency Note (as hereinafter defined), payments of principal, premium, if any, and interest hereon will be made in U.S. dollars; if the Specified Currency set forth above is a currency other than U.S. dollars (a “Foreign Currency”), such payments will be made in U.S. dollars based on the equivalent of that Foreign Currency converted into U.S. dollars in the manner set forth in Section 2 on the reverse hereof. If the Specified Currency is a Foreign Currency and it is so provided above, the Holder may elect to receive such payments in that Foreign Currency by delivery of a written request to the Trustee (or to any duly appointed Paying Agent) at the Corporate Trust Office (as defined below) not later than 10 calendar days prior to the applicable payment date, and such election will remain in effect for the Holder until revoked by written notice to the Trustee (or to any such Paying Agent) at the Corporate Trust Office received not later than 10 calendar days prior to the applicable payment date; provided, however, no such election or revocation may be made if, with respect to this Note, (i) an Event of Default has occurred, (ii) the Company has exercised any discharge or defeasance options or (iii) the Company has given a notice of redemption. In the event the Holder makes any such election pursuant to the preceding sentence, such election will not be effective on any transferee of such Holder and such transferee shall be paid in U.S. dollars unless such transferee makes an election pursuant to the preceding sentence; provided, however, that such election, if in effect while funds are on deposit with the Trustee to satisfy and discharge this Note, will be effective on any such transferee unless otherwise specified above. The “Principal Amount” of this Note at any time means (i) if this Note is an OID Note, the Amortized Face Amount at such time as described in Section 8 on the reverse hereof and (ii) in all other cases, the Face Amount hereof.

If this Note is subject to an Annual Percentage Reduction as specified above, the Redemption Price shall initially be the Initial Redemption Percentage of the Principal Amount of this Note on the Initial Redemption Date and shall decline at each anniversary of the Initial Redemption Date (each such date, a “Redemption Date”) by the Annual Percentage Reduction of such Principal Amount until the Redemption Price is 100% of such Principal Amount.

In the event of any optional redemption by the Company, any repayment at the option of the Holder, acceleration of the maturity of this Note or other prepayment of this Note prior to the Maturity Date specified, the term “Maturity” when used herein shall refer, where applicable, to the date of redemption, repayment, acceleration or other prepayment of this Note.

An “OID Note” is any Note (a) that has been issued at an Issue Price lower, by more than a de minimis amount (as determined under United States federal income tax rules applicable to original issue discount), than the Face Amount thereof and (b) any other Note that for United States federal income tax purposes would be considered an original issue discount instrument.

Except as provided in the following paragraph, the Company will pay interest on each Interest Payment Date specified above, commencing with the first Interest Payment Date next succeeding the Issue Date, and at Maturity; provided that any payment of principal, premium, if any, or interest to be made on any Interest Payment Date or on a date of Maturity that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or such date of Maturity, as the case may be, and additional interest shall accrue as a result of such delayed payment up to, but excluding, the date of Maturity, except that if this Note is a LIBOR Note or a EURIBOR Note (as defined in Section 3 on the reverse hereof) and such next succeeding Business Day falls in the next calendar month, such payment shall be made on the preceding day that is a Business Day. The term “Business Day” means any day, that is not a Saturday or Sunday, and that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to be closed; for LIBOR notes only, is also a London Business Day; for notes having a specified currency other than U.S. dollars only, other than notes denominated in Euros, is also not a day on which banking institutions in the principal financial center (as defined below) of the country of the specified currency generally are authorized or obligated by law or executive order to close; and for EURIBOR notes, notes denominated in Euros or LIBOR notes for which the index currency is Euros only, is also a Euro business day. A principal financial center means the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be New York City, Sydney, Toronto and Zurich, respectively. A “London Business Day” means any day that is not a Saturday or Sunday and on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market and a “Euro Business Day” means any day that is not a Saturday or Sunday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open. Unless otherwise specified above, the interest payable on each Interest Payment Date or at Maturity will be the amount of interest accrued from and including the Issue Date or from and including the last Interest Payment Date to which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date or the date of Maturity, as the case may be; provided, however, that if interest on this Note is reset daily or weekly, interest payable on each Interest Payment Date will be the amount of interest accrued from and including the Issue Date or from and excluding the last date to which interest has been paid, as the case may be, to, and including, the date 15 calendar days prior to such Interest Payment Date (“Regular Record Date”) immediately preceding such Interest Payment Date, except that at Maturity the interest payable will include interest accrued to, but excluding, the date of Maturity.

Unless otherwise specified above, the interest payable on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date indicated above next preceding such Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any date of Maturity shall be payable to the Person to whom principal shall be payable; and provided, further, that, unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

Unless otherwise indicated above, each Holder shall receive interest payments in immediately available funds by check mailed to such Holder or by wire transfer, but only if complete and appropriate instructions have been received in writing by the Trustee (or any such Paying Agent) on or prior to the applicable Regular Record Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in a Foreign Currency, such Holder may, if so entitled (as provided above), elect to receive such payments in immediately available funds by providing complete and appropriate instructions to the Trustee (or any such Paying Agent), and all such payments will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States or as otherwise provided above.

Unless otherwise indicated above, and except as provided below if this Note is a Global Security, payments of principal, premium, if any, and interest payable at Maturity will be made in immediately available funds (unless otherwise indicated above, payable to an account at a bank located outside the United States if payable in a Foreign Currency) upon surrender of this Note at the corporate trust office or agency of the Trustee (or any duly appointed Paying Agent) maintained for that purpose in New York City (the “Corporate Trust Office”), provided that this Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

Unless otherwise specified above, if this Note is a Global Security, payments of interest hereon (other than at Maturity) will be made in same-day funds in accordance with existing arrangements between the Trustee (or any duly appointed Paying Agent) and the Depository. Unless otherwise specified above, if this Note is a Global Security, any principal, premium and/or interest payable hereon at Maturity will be paid by wire transfer in immediately available funds to an account specified by the Depository (which account, unless otherwise provided above, will be at a bank located outside the United States if payable in a Foreign Currency).

The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

References herein to “U.S. dollars” or “U.S. $” or “$” are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS

SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated: May 24, 2006

[SEAL]
LEHMAN BROTHERS HOLDINGS INC.

By:

Attest:
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

CITIBANK, N.A.
as Trustee
By:
Authorized Officer

[REVERSE OF NOTE]

LEHMAN BROTHERS HOLDINGS INC.
MEDIUM-TERM NOTES, SERIES H
(Floating Rate)

Section 1. General. This Note is one of a duly authorized series of Notes of the Company designated as the Medium-Term Notes, Series H (Floating Rate) of the Company (herein called the “Notes”). The Notes are one of an indefinite number of series of debt securities of the Company (collectively, the “Securities”) issued or issuable under and pursuant to an indenture dated as of September 1, 1987, as amended and supplemented (the “Indenture”), duly executed and delivered by the Company and Citibank, N.A., as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repayment or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

Section 2. Currency Exchanges and Payments. If the Holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Foreign Currency, in U.S. dollars, the Exchange Rate Agent specified on the face hereof or a successor thereto (the “Exchange Rate Agent”) will convert such payments into U.S. dollars. In the event of such an election, payment to the Holder will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in New York City received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Foreign Currency for U.S. dollars for settlement on such payment date in the amount of the Foreign Currency payable in the absence of such an election to such Holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Foreign Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

Unless otherwise specified on the face hereof, if payment hereon is required to be made in a Foreign Currency and such currency is unavailable to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the Company’s control, or is no longer used by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Company will be entitled to make payments with respect hereto in U.S. dollars until such Foreign Currency is again available or so used. The amount so payable on any date in such Foreign Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the noon buying rate in New York City for cable transfers in the Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”) for such Foreign Currency on the second Business Day prior to such payment date, or on such other basis as may be specified on the face hereof. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Foreign Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Foreign Currency or (ii) if such Foreign Currency is a composite currency in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency, or as otherwise specified on the face hereof). Any payment in respect hereof made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

In the event of an official redenomination of the Specified Currency or the Optional Payment Currency (including, without limitation, an official redenomination of any such currency that is a composite currency), the obligations of the Company to make payments in or with reference to such currency shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated).

All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof, and the Exchange Rate Agent shall have no liability therefor.

All currency exchange costs will be borne by the Holder hereof by deduction from the payments made hereon.

Section 3. Determination of Interest Rate. For the period from the Issue Date to the first Interest Reset Date set forth on the face hereof, the interest rate hereon shall be the

Initial Interest Rate specified on the face hereof. Thereafter, the interest rate hereon will be reset on each Interest Reset Date; provided, however, that the interest rate in effect for the ten days immediately prior to Maturity will be that in effect on the tenth day preceding such Maturity. If any Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date shall be the next day that is a Business Day. If this Note is a (1) LIBOR Note and an Interest Reset Date would otherwise be a day that is not a London Business Day, the Interest Reset Date shall be the next day that is a London Business Day or (2) EURIBOR Note and an Interest Reset Date would otherwise be a day that is not a Euro Business Day, the Interest Reset Date shall be the next day that is a Euro Business Day; provided that, if this Note is a LIBOR Note or a EURIBOR Note and such Business Day is in the next succeeding calendar month, the Interest Reset Date shall be the immediately preceding London Business Day, in the case of a LIBOR Note, or Euro Business Day, in the case of a EURIBOR Note. If this Note is a Treasury Rate Note (as defined below) and an auction date for Treasury bills shall fall on any Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note on and after the first Interest Reset Date shall be the rate determined in accordance with the provisions of the heading below which has been designated as the Interest Rate Basis on the face hereof plus or minus the Spread, if any, specified on the face hereof or multiplied by the Spread Multiplier, if any, specified on the face hereof.

Commercial Paper Rate Notes

If the Interest Rate Basis is the Commercial Paper Rate, this Note is a “Commercial Paper Rate Note.” A Commercial Paper Rate Note will bear interest at the interest rate calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any. Unless otherwise specified on the face hereof, “Commercial Paper Rate” means, with respect to any Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the applicable Index Maturity as such rate is published in the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System (“H.15(519)”) under the heading “Commercial Paper—Nonfinancial”. If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the applicable Index Maturity as published in the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication (“H.15 Daily Update”) or another recognized electronic source used for displaying this rate, under the Leading “Commercial Paper—Nonfinancial”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M. New York City time, on such Interest Determination Date of three leading dealers of commercial paper in New York City selected by the Calculation Agent after consultation with the Company for commercial paper having the applicable Index Maturity, placed for industrial issuers whose bond rating is “AA”, or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate for the applicable period will be the Commercial Paper Rate in effect on such Interest Determination Date. If there was no Commercial Paper Rate in effect on such Interest Determination Date, the Commercial Paper Rate will be the initial interest rate.

“Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield =	D x 360 360 – (D X M)	x 100

where “D” refers to the per annum rate for the commercial paper, quoted on a bank discount basis expressed as a decimal; and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Federal Funds (Effective) Rate Notes

If the Interest Rate Basis is the Federal Funds (Effective) Rate, this Note is a “Federal Funds (Effective) Rate Note.” A Federal Funds (Effective) Rate Note will bear interest at the interest rate calculated with reference to the Federal Funds (Effective) Rate and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any. Unless otherwise specified on the face hereof, “Federal Funds (Effective) Rate” means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective),” as displayed on Moneyline Telerate on page 120, or any successor service or page (“Telerate Page 120”) or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds (Effective) Rate will be the rate on such Interest Determination Date as published in the H.15 Daily Update, or another recognized electronic source used for displaying this rate under the heading “Federal Funds (Effective).” If such rate is not yet published in H.15(519), H.15 Daily Update, or another recognized electronic source, by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest determination Date, then the Federal Funds (Effective) Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 11:00 A.M., New York City time, on such Interest Determination Date for the last transactions in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent after consultation with the Company; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds (Effective) Rate for the applicable period will be the Federal Funds Effective Rate in effect on such Interest Determination Date. If there was no Federal Funds (Effective) Rate in effect on such Interest Determination Date, the Federal Funds (Effective) Rate will be the initial interest rate.

Federal Funds (Open) Rate Notes

If the Interest Rate Basis is the Federal Funds (Open) Rate, this Note is a “Federal Funds (Open) Rate Note.” A Federal Funds (Open) Rate Note will bear interest at the interest rate calculated with reference to the Federal Funds (Open) Rate and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any. Unless otherwise specified on the face hereof, “Federal Funds (Open) Rate” means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading “Federal Funds” and opposite the caption “Open” as displayed on Moneyline Telerate on page 5, or any successor service or page (“Telerate Page 5”), or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds (Open) Rate will be the rate on such Interest Determination Date as reported by Prebon Yamane (or successor) on Bloomberg that appears on FEDSPREB Index (“FEDSREB”). If such rate is not yet published in either Telerate Page 5 or FEDSPREB by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest determination Date, then the Federal Funds (Open) Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates before 9:00 A.M., New York City time, on such Interest Determination Date for the last transaction in overnight Federal Funds arranged by three brokers of Federal Funds transactions in New York City selected by the Calculation Agent after consultation with the Company; provided, however, that if fewer than three brokers are selected as mentioned in this sentence by the Calculation Agent, the Federal Funds (Open) Rate for the applicable period will be the Federal Funds (Open) Rate in effect on such Interest Determination Date. If there was no Federal Funds (Open) Rate in effect on such Interest Determination Date, the Federal Funds (Open) Rate will be the Federal Funds (Open) Rate will be the initial interest rate.

CD Rate Notes

If the Interest Rate Basis is the CD Rate, this Note is a “CD Rate Note.” A CD Rate Note will bear interest at the interest rate calculated with reference to the CD Rate and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any. Unless otherwise specified on the face hereof, “CD Rate” means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the applicable Index Maturity as published in H.15(519) under the heading “CDs (Secondary Market)” or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the applicable Index Maturity as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading “CDs (Secondary Market)”. If such rate is not yet published in H.15(519), the H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent after consultation with the Company for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination that is representative for a single transaction in that market at that time; provided, however, that if the dealers mentioned in this sentence by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate for the applicable period will be the CD Rate in effect on such Interest Determination Date. If there was no CD Rate in effect on such Interest Determination Date, the CD Rate will be the initial interest rate.

LIBOR Notes

If the Interest Rate Basis is LIBOR, this Note is a “LIBOR Note.” A LIBOR Note will bear interest at the interest rate calculated with reference to LIBOR and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate and maximum interest rate, if any. Unless otherwise indicated on the face hereof, “LIBOR” means the rate determined by the Calculation Agent as follows:

(a)  With respect to an Interest Determination Date, LIBOR will be, as specified on the face hereof, either (i) the arithmetic mean of the offered rates for deposits in U.S. dollars or the applicable Foreign Currency specified on the face hereof for the period (commencing on the Interest Reset Date) of the applicable Index Maturity which appears on the display designated as page “LIBO” on the Reuters Monitor Money Rates Service, or any successor service or page for the purpose of displaying London interbank offered rates of major banks (the “Reuters Screen LIBO Page”), at approximately 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page (“LIBOR Reuters”) (unless Reuters Screen LIBO Page by its terms provides only for a single rate, in which case such single rate shall be used), or (ii) the offered rate for deposits in U.S. dollars or the applicable Foreign Currency specified on the face hereof for the period (commencing on the Interest Reset Date) of the applicable Index Maturity which appears on Telerate Page 3750 (as defined below), as applicable, at approximately 11:00 A.M., London time, on such Interest Determination Date (“LIBOR Telerate”). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified.

(b)  With respect to an Interest Determination Date on which no rate appears on the Reuters Screen LIBO Page or the Telerate Page 3750, as applicable, as specified in (a)(i) or (a)(ii) above, as applicable, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the applicable currency for the period (commencing on the Interest Reset Date) of the applicable Index Maturity to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date in a principal amount that is representative of a single transaction in such market at such Interest Determination Date. If two or more quotations are provided on such Interest Denomination Date, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted on such Interest Determination Date by three leading European banks selected by the Calculation Agent after consultation with the Company for loans in the applicable currency to leading European banks, for the period (commencing on the Interest Reset Date) of the applicable Index Maturity in a principal amount that is representative of a single transaction in such market at such time, provided, however, that if the European banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for the applicable period will be LIBOR as in effect on such Interest Determination Date. If there was no LIBOR Rate in effect on such Interest Determination Date, the LIBOR Rate will be the initial interest rate. If the specified index currency on such Interest Determination Date is the U.S. dollar, the applicable principal financial center will be New York City and the approximate time for which quotes for loans in U.S. dollars would be requested from New York City banks will be 3:00 p.m., New York City time.

The term “Telerate Page 3750” means the display designated as page “3750” on the Telerate Service, or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for deposits in U.S. Dollars, British Pounds Sterling, Swiss Francs, Japanese Yen and Euros.

EURIBOR Notes

If the Interest Rate Basis is EURIBOR, this Note is a “EURIBOR Note.” A EURIBOR Note will bear interest at the interest rate calculated with reference to EURIBOR and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate or maximum interest rate, if any. Unless otherwise indicated on the face hereof, “EURIBOR” means the rate determined by the Calculation Agent as follows:

(a)  With respect to an Interest Determination Date, EURIBOR means the offered rate for deposits in Euros (commencing on the Interest Reset Date) of the applicable Index Maturity as sponsored, calculated and published jointly by the European Banking Federation and ACI—the Financial Market Association or any company established by them for purposes of establishing those rates having the Index Maturity which appears on the Moneyline Telerate on page 248 or any successor service use for the purpose of displaying this rate (“Telerate Page 248”) on such Interest Determination Date (“EURIBOR Telerate”). If EURIBOR Telerate is not specified on the face hereof, EURIBOR will be determined as if EURIBOR Telerate had been specified.

(b)  If such rate is not displayed on Telerate Page 248 as of 11:00 A.M., Brussels time, on the Calculation Date pertaining to such Interest determination Date, then EURIBOR for such Interest Determination Date will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, at which Euro deposits having the relevant Index Maturity, beginning on the relevant interest reset date, and in an amount representative of a single transaction in Euros in such market are offered to prime banks in the euro-zone interbank market by the principal London offices of each of four major banks in that market selected by the Calculation Agent. The Calculation Agent will request the principal euro-zone office of each of these banks provide their offered quotations. If at least two quotations are provided, EURIBOR for such Interest Determination Date will be the arithmetic mean of the quotations as aforesaid. If fewer than two quotations are provided as aforesaid by the Calculation Agent, EURIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted for the leading euro-zone banks quoted at approximately 11:00 A.M., Brussels time on such Interest Determination Date, by three major banks in the euro-zone selected by the Calculation Agent for loans in Euros in a principal amount that is representative of a single transaction in Euros in such market. If fewer than three banks are selected as aforesaid by the Calculation Agent, EURIBOR for the applicable period will be EURIBOR in effect on such Interest Determination Date. If there was no EURIBOR Rate in effect on such Interest Determination Date, the EURIBOR Rate will be the initial interest rate.

Prime Rate Notes

If the Interest Rate Basis is the Prime Rate, this Note is a “Prime Rate Note.” A Prime Rate Note will bear interest at the interest rate calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any. Unless otherwise specified on the face hereof, “Prime Rate” means, with respect to any Interest Determination Date, the rate on that day as published in H.15(519) under the heading “Bank Prime Loan” or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate will be the rate on that day as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading “Bank Prime Loan.”  If such rate is not yet published in H.15(519), the H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Rate, the rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the display designated on the Reuters Screen US PRIME1 Page as each such bank’s prime rate or base lending rate for such Interest Determination Date, or such other page as may replace such page on the service for the purpose of displaying prime rates or base lending rates of major United States banks (the “US PRIME1 Page”), as such bank’s prime rate or base lending rate as in effect for such Interest Determination Date. If fewer than four such rates but more than one such rate appear on the US PRIME1 Page for such Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the Prime Rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent after consultation with the Company; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for the applicable period will be the Prime Rate in effect on such Interest Determination Date. If there was no Prime Rate in effect on such Interest Determination Date, the Prime Rate will be the initial interest rate.

Treasury Rate Notes

If the Interest Rate Basis is the Treasury Rate, this Note is a “Treasury Rate Note.” A Treasury Rate Note will bear interest at the interest rate calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any. Unless otherwise specified on the face hereof “Treasury Rate” means, with respect to any Interest Determination Date, the rate for the auction held on such Interest Determination Date of U.S. Treasury Securities (“Treasury securities”) having the applicable Index Maturity as it appears on the display on Moneyline Telerate page 56 or 57, or any successor page or service, under the heading “Investment Rate” or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate for U.S. Treasury Securities (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury securities having the applicable Index Maturity are not published or reported as provided by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be the Index Maturity as published in H.15(519) under the heading “U.S. Government Securities—Treasury Bills (Secondary Market)” or, if such rate is not yet published, in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, then the Treasury Rate shall be the Index Maturity as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities—Treasury Bills (Secondary Market).”  If such Index Maturity is not published in H.15(519), H.15 Daily Update or another recognized electronic source on the Calculation Date pertaining to such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent after consultation with the Company for the issue of Treasury securities with a remaining maturity closest to the applicable Index Maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis); provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate for the applicable period will be the Treasury Rate in effect on such Interest Determination Date. If there was no Treasury Rate in effect on such Interest Determination Date, the Treasury Rate will be the initial interest rate.

Constant Maturity Treasury Rate Notes

If the Interest Rate Basis is the Constant Maturity Treasury Rate, this Note is a “Constant Maturity Treasury Rate Note.” A Constant Maturity Treasury Rate Note will bear interest at the interest rate calculated with reference to the Constant Maturity Treasury Rate (“CMT Rate”) and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any. Unless otherwise specified on the face hereof CMT Rate means, with respect to any Interest Determination Date, the rate for the applicable Index Maturity specified under the caption “Treasury Constant Maturities” on the “Designated Constant Maturity Treasury page” (as defined below) for (1) such Interest Determination Date (if the Designated Constant Maturity Treasury page is 7051) or (2) the week, or the month, as set forth on the face hereof, ended immediately preceding the week or month in which the applicable Calculation Date pertaining to such Interest Determination Date occurs (if the Constant Maturity Treasury is 7052). If the CMT Rate is not published as described above by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CMT Rate shall be the Treasury Constant Maturity rate as published in H.15(519). If such Treasury Constant Maturity rate is not published in H.15(519) as provided by 3:00 P.M., New York City time, on such Calculation Date the CMT Rate will be the Treasury Constant Maturity rate for the Index Maturity (or other United States Treasury Rate for the specified Index Maturity) for such Interest Determination Date published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines is comparable to the rate formerly displayed on the Designated Constant Maturity Treasury page and published in the relevant H.15(519). If the above information is not available by 3:00 P.M., New York City time, the CMT Rate will be calculated as a yield to maturity of the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m.,

New York City time, on such Interest Determination Date reported, according to their written records, by three primary U.S. government securities dealers in New York City (“Primary Dealers”). The three Primary Dealers will be selected from five Primary Dealers selected by the Calculation Agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate U.S. Treasury securities with an original maturity of approximately the specified Index Maturity and a remaining term to maturity of not less than such specified index maturity minus one year. If the Calculation Agent cannot obtain three quotations as described above on the Calculation Date pertaining to such Interest Determination Date, the CMT Rate will be the yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the applicable interest determination date of three Primary Dealers selected as described above for U.S. treasury securities with an original maturity of the number of years that is closest to but not less than the Index Maturity and a remaining term to maturity closest to the Index Maturity and in an amount of at least $100 million. If two of the aforesaid U.S. treasury securities have remaining terms to maturity equally close to the Index Maturity, the quotes for the U.S. Treasury security with the shorter remaining term to maturity will be used on the Calculation Date pertaining to such Interest Determination Date. If fewer than five but more than two Primary Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated. If fewer than three primary dealers are quoting as described above, then the CMT Rate for the new interest rate period will be the same as that for the immediately preceding interest reset period. If there was no CMT Rate in effect on such Interest Determination Date, the CMT Rate will be the initial interest rate.

“Designated Constant Maturity Treasury page” means the display on Moneyline Telerate on the page designated on the face hereof, or any successor service or page for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If that page is not specified on the face hereof, the designated Constant Maturity Treasury page will be 7052, for the most recent week.

If no index maturity is specified on the face hereof, the index maturity will be 2 years.

Eleventh District Cost of Funds Rate Note

If the Interest Rate Basis is the Eleventh District Cost of Funds Rate, this Note is an “Eleventh District Cost of Funds Rate Note.” An Eleventh District Cost of Funds Rate Note will bear interest at the interest rate calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any. Unless otherwise specified on the face hereof, “Eleventh District Cost of Funds Rate” means, with respect to any Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Interest Determination Date as displayed under the caption “Eleventh District” on Moneyline Telerate page 7058 or any successor service or page, for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal

Home Loan Bank District (“Telerate Page 7058”) or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Eleventh District Cost of Funds Rate will be such rate for the prior Interest Reset Period. If there was no prior interest period, the Eleventh District Cost of Funds Rate Index will be the initial interest rate.

The “Eleventh District Cost of Funds Rate Index” will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the Federal Home Loan Bank of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of the announcement.

The term “Calculation Date”, for an interest determination date, means the earlier of (1) the tenth Business Day after the related Interest Determination Date, or if any such day is not a Business day, the next Business Day and (2) the Business Day preceding the applicable interest payment date or the stated maturity, unless otherwise specified on the face hereof.

Notwithstanding the foregoing, the Interest rate hereof shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

The Calculation Agent will, upon the request of the Holder of this Note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to this Note.

Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date will be (a) the first day preceding such Interest Reset Date for a Prime Rate Note, Federal Funds (Open) Rate Note and Federal Funds (Effective) Rate Note and (b) the second Business Day preceding such Interest Reset Date for a Constant Maturity Treasury Rate Note, Commercial Paper Rate Note and CD Rate Note. Unless otherwise specified on the face hereof, the Interest Determination Date relating to a particular Interest Reset Date for an Eleventh District Cost of Funds Rate Note will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Business Day preceding such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date for a EURIBOR Note will be the second Euro Business Day preceding such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the applicable Index Maturity would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

Accrued interest from the Issue Date or from the last date to which interest has been paid shall be calculated by multiplying the face amount of this Note by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factors calculated for each day from the Issue Date or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case of Commercial Paper Rate Notes, Federal Funds (Effective) Rate Notes, Federal Funds (Open) Rate, CD Rate Notes, LIBOR Notes, EURIBOR Notes, Prime Rate Notes or Eleventh District Cost of Funds Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. The interest rate applicable to any day that is an Interest Reset Date is the interest rate as determined, in accordance with the procedures set forth above, with respect to the Interest Determination Date pertaining to such Interest Reset Date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

Section 4. Redemption. If so specified on the face hereof, the Company may at its option redeem this Note in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof at either a price based on a constant percentage of the Principal Amount of this Note as specified on the face hereof or at prices declining from the premium specified on the face hereof, if any, to 100% of the Principal Amount hereof, together, in each case, with accrued interest to the Redemption Date. The Company may exercise such option by causing the Trustee to mail by first-class mail to the Holder hereof a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof in accordance with the terms of the Indenture. Unless otherwise specified on the face hereof, if less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

Section 5. Sinking Funds and Amortizing Notes. Unless otherwise specified on the face hereof this Note will not be subject to any sinking fund.

Section 6. Optional Repayment. If so specified on the face hereof, this Note will be repayable prior to the Maturity Date at the option of the Holder on the Optional Repayment Dates specified on the face hereof at the Optional Repayment Prices specified on the face hereof, together with accrued interest to the applicable Optional Repayment Date. Unless otherwise specified on the face hereof, in order for this Note to be so repaid, the Company must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date, either (i) this Note with the form below entitled “Option to Elect Repayment” duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the Face Amount hereof, the Face Amount to be repaid, the certificate number hereof or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled “Option to Elect Repayment” duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of this repayment option shall be irrevocable, except as otherwise provided under Section 7 or Section 10. The repayment option may be exercised by the Holder of this Note with respect to less than the Face Amount then outstanding provided that the Face Amount of the Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Note shall be cancelled and a new Note or Notes for the remaining Face Amount hereof shall be issued in the name of the Holder of this Note.

Section 7. Optional Interest Reset or Spread Multiplier Rese. If so specified on the face hereof, the Spread and/or Spread Multiplier, if any, set forth on the face hereof may be reset at the option of the Company, in the manner set forth below (unless otherwise specified on the face hereof), on the Optional Reset Date or Optional Reset Dates specified on the face hereof. The Company may exercise such option by notifying the Trustee in writing of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date. Not later than five Business Days after receipt thereof, the Trustee will mail by first-class mail to the Holder of this Note a notice (the “Reset Notice”) setting forth (i) the election of the Company to reset the Spread and/or Spread Multiplier, (ii) such new Spread and/or Spread Multiplier and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Maturity Date of this Note (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. The Reset Notice shall be substantially in the form of Exhibit A to this Note. Upon the transmittal by the Trustee of a Reset Notice to the Holder of this Note, such new Spread and/or Spread Multiplier shall take effect automatically, and, except as modified by the Reset Notice and as described in the next paragraph, this Note will have the same terms as prior to the transmittal of such Reset Notice.

Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date, the Company may, at its option, revoke the Spread or Spread Multiplier provided for in the Reset Notice and establish the Spread and/or Spread Multiplier that is higher than the interest rate provided for in the Reset Notice for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to mail by first-class mail notice of such higher Spread or Spread Multiplier to the Holder of this Note. Such notice shall be irrevocable and shall be mailed by the Trustee within five Business Days after receipt thereof. All Notes with respect to which the Spread and/or Spread Multiplier is reset on an Optional Reset Date will bear such higher Spread and/or Spread Multiplier for the Subsequent Interest Period.

If the Company elects to reset the Spread and/or Spread Multiplier of this Note, the Holder of this Note will have the option to elect repayment by the Company of this Note, or any portion hereof, on any Optional Reset Date at a price calculated with reference to the Face Amount hereof to be repaid, plus any interest accrued to, such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth above in Section 6 for optional repayment except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered this Note for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date; provided, however, that if such day is not a Business Day, then such notice may be given on the next succeeding Business Day.

Section 8. OID Notes. If this Note is an OID Note, unless otherwise specified on the face hereof, the amount payable in the event of redemption by the Company, repayment at the option of the Holder or acceleration of Maturity shall be the Amortized Face Amount of this Note as of the date of such redemption, repayment or acceleration rather than the Face Amount hereof. The “Amortized Face Amount” of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the Face Amount hereof that has accrued at the Yield to Maturity set forth on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed the Face Amount.

Section 9. Dual Currency Notes. If it is specified on the face hereof that this Note is a Dual Currency Note, the Company has a one time option, exercisable on any one of the Option Election Dates specified on the face hereof in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms as this Note (this “Tranche”), of thereafter making all payments of principal, premium, if any, and interest (which payments would otherwise be made in the Specified Currency of such Notes) in the Optional Payment Currency specified on the face hereof. If the Company makes such an election, the amount of Optional Payment Currency payable in respect hereof shall be determined by the Exchange Rate Agent by converting the amount of Specified Currency that would otherwise be payable into the Optional Payment Currency at the Designated Exchange Rate specified on the face hereof.

The Company may exercise such option by notifying the Trustee of such exercise on or prior to the Option Election Date. The Trustee will mail by first-class mail to each holder of a Note of this Tranche a notice of such election within five Business Days of the Option Election Date which shall state (i) the first date, whether an Interest Payment Date and/or the Maturity Date, on which scheduled payments in the Optional Payment Currency will be made and (ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn.

If this Note is a Dual Currency Note, unless otherwise specified on the face hereof and notwithstanding any prior election made by the Company, the amount payable hereon in the event of any optional redemption by the Company, any repayment at the option of the Holder, any acceleration of the Maturity of this Note or other prepayment of this Note prior to the Maturity Date shall be an amount equal to the Principal Amount hereof otherwise due and payable plus accrued interest to but excluding the date of redemption, repayment, acceleration or other prepayment minus the Total Option Value multiplied by a fraction, the numerator of which is the Principal Amount hereof and the denominator of which is the aggregate Principal Amount of all Dual Currency Notes of this Tranche. In no event will such payment be less than zero. Notwithstanding any prior election made by the Company, such payment shall be made in the Specified Currency unless otherwise provided on the face hereof.

The term “Total Option Value” means, with respect to any Dual Currency Note on any date, an amount (calculated as of such date by the Option Value Calculation Agent) equal to the sum of the Option Values (calculated as of such date by the Option Value Calculation Agent) for all Interest Payment Dates occurring after the date of calculation up to and including the Maturity Date. The term “Option Value” means, with respect to an Interest Payment Date or the Maturity Date, the amount calculated by the Option Value Calculation Agent to be the arithmetic average of the prices quoted on the date of calculation by three reference banks (which banks shall be selected by the Option Value Calculation Agent and shall be reasonably acceptable to the Company) for the right on the Option Election Date immediately preceding such Interest Payment Date or Maturity Date to purchase for value on such Interest Payment Date or Maturity Date from such reference banks (A) the aggregate amount of the Specified Currency due on such Interest Payment Date or Maturity Date with respect to all of the Dual Currency Notes of this Tranche in exchange for (B) the amount of the Optional Payment Currency that would be received if the amount in clause (A) were converted into the Optional Payment Currency at the Designated Exchange Rate.

All determinations referred to above made by the Exchange Rate Agent or the Option Value Calculation Agent shall be at their sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof, and neither the Exchange Rate Agent nor the Option Value Calculation Agent shall have any liability therefor.

Section 10. Extension of Maturity. If it is specified on the face hereof that this Note is an Extension of Maturity Note, the Company has the option to extend the Maturity Date hereof for the number of Extension Periods set forth on the face hereof, each of which Extension Periods shall be a period of from one to five whole years. Unless otherwise specified on the face hereof, the following procedures shall apply if this Note is an Extendible Note.

The Company may exercise its option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Maturity Date hereof in effect prior to the exercise of such option (the “Original Stated Maturity”). Not later than five Business Days after receipt thereof, the Trustee will mail to the Holder a notice (the “Extension Notice”), first class, postage prepaid, setting forth (i) the election of the Company to extend the Maturity Date, (ii) the new Maturity Date, (iii) the Spread and/or Spread Multiplier applicable to the Extension Period and

(iv) the provisions, if any, for redemption during the Extension Period, including the date on which or the period or periods during which and the price at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the Holder, the Maturity Date hereof shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity hereof, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to mail notice of such higher interest rate, first class, postage prepaid, to the Holder. Such notice shall be irrevocable and shall be mailed by the Trustee within three Business Days after receipt thereof. This Note will bear such higher interest rate for the Extension Period, whether or not tendered for repayment.

If the Company extends the Maturity Date of this Note, the Holder will have the option to elect repayment by the Company of this Note, or any portion hereof, on the Original Stated Maturity at a price calculated with reference to the Face Amount hereof to be repaid plus any accrued interest to such date. In order for this Note to be so repaid on the Original Stated Maturity, the Holder must follow the procedures set forth in Section 5 hereof for optional repayment, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that the Holder may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity; provided, however, that if such day is not a Business Day, then such notice may be given on the next succeeding Business Day.

Section 11. Extendible Notes. If it is specified on the face hereof that this Note is an Extendible Note, this Note will mature on the Initial Maturity Date specified on the face hereof (including the RIDER attached hereto) unless the Maturity of all or any portion of this Note is extended in accordance with the procedures described below.

On the Interest Payment Date occurring in the sixth month (unless a different Special Election Interval is specified on the face hereof) prior to the Initial Maturity Date hereof (the “Initial Maturity Extension Date”) and on the Interest Payment Date occurring in each sixth month (or the last month of each Special Election Interval) after such Initial Maturity Extension Date (each, together with the Initial Maturity Extension Date, a “Maturity Extension Date”), the Maturity of this Note will be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified on the face hereof, the last month in a period equal to twice the Special Election Interval) after such Maturity Extension Date, unless the Holder elects to terminate the automatic extension of the Maturity hereof or any portion hereof as described below.

If the Holder elects to terminate the automatic extension of the Maturity of any portion of the principal amount of this Note during the specified period prior to any Maturity Extension Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Maturity Extension Date (the “Extended Maturity Date”).

The Holder may elect to terminate the automatic extension of the Maturity of this Note, or if so specified above, any portion hereof, by delivering a notice to such effect to the Trustee (or any duly appointed Paying Agent) at the Corporate Trust Office not less than 15 nor more than 30 days prior to such Maturity Extension Date (unless another period is specified on the face hereof as the “Special Election Period”). Such election will be irrevocable and will be binding upon each subsequent Holder of this Note. An election to terminate the automatic extension of the Maturity of this Note may be exercised with respect to less than the entire Face Amount hereof only if so specified on the face hereof and only in such Face Amount, or any integral multiple in excess thereof, as is specified on the face hereof. Notwithstanding the foregoing, the Maturity of this Note will not be extended beyond the Maturity Date specified on the face hereof.

Unless otherwise specified above, any such election to terminate will be effective only if this Note, with the “Option to Elect Termination of Automatic Extension” included herein duly executed, is presented to the Trustee (or any duly appointed Paying Agent) simultaneously with notice of such election (or, in the event notice of such election, together with a guarantee of delivery within five Business Days, is transmitted on behalf of the Holder from a member of a national securities exchange, the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, within five Business Days of the date of such notice). As soon as practicable following receipt of this Note the Trustee (or any duly appointed Paying Agent) shall issue in exchange herefor in the name of the Holder (i) a Note, in a face amount equal to the face amount of this Note for which the election to terminate the automatic extension of Maturity was exercised, with terms identical to those specified herein (except for the Issue Date and the Initial Interest Rate and except that such Note shall have a fixed, non- extendable Maturity on the Extended Maturity Date) and (ii) if such election is made with respect to less than the full Face Amount hereof, a replacement Renewable Note, in a face amount equal to the Face Amount of this Note for which no election was made, with terms identical to this Note.

Section 12. Principal Amount For Indenture Purposes. For the purpose of determining whether Holders of the requisite amount of Notes outstanding under the Indenture have made a demand, given a notice or waiver or taken any other action, the outstanding principal amount of this Note will be deemed to be the Principal Amount, provided, however, if this Note is an OID Note, the outstanding principal amount of this Note will be deemed to be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof.

Section 13. Modification and Waivers. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the Maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on or the principal of, or premium if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

Section 14. Obligations Unconditional. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

Section 15. Defeasance. The Indenture contains provisions for the discharge of the Indenture and defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Section 16. Authorized Form and Denominations. The Notes of this series are issuable in registered form, without coupons. Unless otherwise set forth on the face hereof, Notes denominated in U.S. dollars will be issued in Face Amount denominations of U.S. $100,000 and any integral multiple of U.S. $1,000 in excess thereof. Notes denominated in a Foreign Currency will be issued in the denomination or denominations set forth on the face hereof. Each Note will be issued initially as either a Global Security or a Certificated Note, at the option of the holders thereof, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, New York City, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith. Notes of this series are exchangeable for a like aggregate Face Amount of Notes of this series of a different authorized denomination, except that Global Securities will not be exchangeable for Certificated Notes.

Section 17. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer, at the Corporate Trust Office or agency in a Place of Payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar requiring such written instrument of transfer duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

If this Note is a Global Security and if at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible under the Indenture, the Company shall appoint a successor Depository. If a successor Depository for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will issue, and the Trustee will authenticate and deliver, Notes in definitive form in an aggregate Face Amount equal to the Face Amount hereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.

Section 18. Events of Default. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture. In the event that this Note is an OID Note or a Dual Currency Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 8 or Section 9, respectively, hereof. Upon payment (i) of the aggregate applicable amounts of principal of the Notes of this series so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Notes of this series shall terminate.

Section 19. No Recourse Against Certain Persons. No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Section 20. Defined Terms. All terms used but not defined in this Note are used herein as defined in the Indenture.

Section 21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

OPTION TO ELECT REPAYMENT

The undersigned owner of this Note hereby irrevocably elects to have the Company repay the Face Amount of this Note or portion hereof below designated at (i) the Optional Repayment Percentage multiplied by the Principal Amount of this Note to be repaid in respect of such Face Amount plus accrued interest to the Optional Repayment Date, if this Note is to be repaid pursuant to the Optional Repayment provision described in Section 5 hereof, or (ii) 100% of the Principal Amount of this Note to be repaid in respect of such Face Amount plus accrued interest to the Optional Reset Date, if this Note is to be repaid pursuant to the Optional Interest Reset provision described in Section 7 hereof or the Extension of Maturity Notes provision described in Section 10 hereof. Any such election is irrevocable except as provided in Section 7 or Section 10 hereof.

Dated:
Signature
Sign exactly as name appears on the front of this Note [SIGNATURE GUARANTEED - required only if Notes are to be issued and delivered to other than the registered Holder]

Face Amount to be                          Fill in for registration of repaid, if amount to be                    Notes if to be issued otherwise repaid is less than the                                         than to the registered Holder: Face Amount of this

Note (Face Amount                          Name:  ___________________________ remaining must be an                       Address:  ________________________ authorized denomination)                             ________________________

(Please print name
$	and address including
zip code)

SOCIAL SECURITY OR OTHER TAXPAYER
ID NUMBER

OPTION TO ELECT TERMINATION OF AUTOMATIC EXTENSION

The undersigned owner of this Note hereby irrevocably elects to terminate the automatic extension of this Note or of the portion of the Face Amount of this Note below designated. Any such election is irrevocable and will be binding on any subsequent Holder hereof.

Dated:
Signature
Sign exactly as name appears on the front of this Note [SIGNATURE GUARANTEED - required only if Notes are to be issued and delivered to other than the registered Holder]

Face Amount to be                 Fill in for registration of terminated, if amount to be                  Notes if to be issued otherwise terminated is less than the                than to the registered Holder: Face Amount of this

Note (such Face Amount            Name:  ___________________________ must be an authorized             Address:  ________________________ denomination)

______________________

(Please print name
$	and address including
zip code)

SOCIAL SECURITY OR OTHER TAXPAYER
ID NUMBER

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenant by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	—		Custodian
		(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned
hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________________________ Please print or type name and address, including zip code of assignee

_____________________________________________________ the within Note of LEHMAN
BROTHERS HOLDINGS INC. and all rights thereunder and does hereby irrevocably constitute and appoint

_____________________________________________Attorney to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises.

Dated:_______________________

SIGNATURE GUARANTEED:____________________________________

NOTICE:  The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT A

RESET NOTICE

LEHMAN BROTHERS HOLDINGS INC.
Medium-Term Notes, Series H
(Floating Rate)
CUSIP No. ___________
Registered Nos. ___-___

LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), is the issuer of the above-referenced Notes (the “Notes”). Capitalized terms used herein and not defined are used as defined in the Notes.

The Company hereby elects to reset the [Spread] [Spread Multiplier] set forth on the face of the Notes. On and after _________________(1), the [Spread] [Spread Multiplier] shall be _______________.

Each Holder of a Note has the option to elect repayment by the Company of such Note, or any portion thereof, on any Optional Reset Date pursuant to the terms of such Note. The Notes may be repaid on the dates and at the prices set forth below:

Date	Redemption Price

IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this Reset Notice to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer and to be attested by its Secretary or one of its Assistant Secretaries.

Dated:	LEHMAN BROTHERS HOLDINGS INC.

By:
Title:
Attest:
Title:

(1)             Insert applicable Optional Reset Date.

LEHMAN BROTHERS HOLDINGS INC.

RIDER TO

MEDIUM-TERM NOTE, SERIES H
(FLOATING RATE)

This RIDER forms a part of and is incorporated into the Medium-Term Note, Series H (Floating Rate) dated May 24, 2006 (together with this RIDER, herein referred to as this “Note”), of Lehman Brothers Holdings Inc. (the “Company”) registered in the name of Cede & Co., or its registered assigns, evidencing the Company’s Floating Rate Extendible Notes (the “Notes”).

Section I. Extension of Maturity. The provisions set forth in Section 11 of this Note shall not apply, but the following provisions shall apply to the Notes:

FINAL MATURITY DATE: June 14, 2011, provided that if such date is not a Business Day, the immediately preceding Business Day.

ELECTION DATES:  The election dates shall be the 14th calendar day of each month from and including June 14, 2006 to and including May 14, 2010, whether or not such day is a Business Day (each, an “Election Date”).

EXTENSION NOTICE PERIOD:  The notice period for each Election Date (the “Extension Notice Period”) shall begin on the 5th Business Day prior to such Election Date and end at 12:00 noon (New York City time) on such Election Date, provided that if the Election Date is not a Business Day, the Extension Notice Period shall be extended to 12:00 noon (New York City time) on the following Business Day.

The Notes shall mature on the Initial Maturity Date, unless the Maturity Date of all or any portion of the principal amount of the Notes is extended on any Election Date by a Holder in accordance with the procedures described below. In no event shall the Maturity Date of the Note be extended beyond the Final Maturity Date specified above.

During the Extension Notice Period relating to each Election Date, each Holder may elect to extend the Maturity Date of all or any portion of the principal amount of its Notes so that the Maturity Date of its Notes shall be extended to the date occurring 366 calendar days from and including the 14th day of the next succeeding month. However, if that 366th calendar day is not a Business Day, the Maturity Date of the Notes shall be the immediately preceding Business Day.

Each Holder may elect to extend the Maturity Date of all or any portion of the principal amount of its Notes having a principal amount of $1,000 or any multiple of $1,000 in excess thereof on any Election Date by delivering to the Trustee (or any duly appointed Paying Agent) at the Corporate Trust Office during the Extension Notice Period for such Election Date (i) the form entitled “Option to Extend Maturity Date” attached hereto duly completed and, in the event of an election to extend the maturity of only a portion of the principal amount of this Note, this Note, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or NASD, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note’s tenor or terms, a statement that the option to elect extension of Maturity Date is being exercised thereby, the principal amount hereof with respect to which such option is being exercised and a guarantee that the form entitled “Option to Extend Maturity Date” attached hereto duly completed and, in the event of an election to extend the Maturity Date of only a portion of the principal amount of this Note, this Note will be received by the Trustee (or duly appointed Paying Agent) no later than five New York Business Days after the date of such telegram, telex, facsimile transmission or letter; provided that such telegram, telex, facsimile transmission or letter shall not be effective unless this Note (if required to be surrendered as aforesaid) and such form duly completed are received by the Trustee (or duly appointed Paying Agent) by such fifth New York Business Day.

An election to extend the Maturity Date of all or any portion of the principal amount of a Holder’s Notes during any Extension Notice Period shall be revocable during such Extension Notice Period, by delivering a notice of revocation to the Trustee (or any duly appointed Paying Agent) at the Corporate Trust Office during the Extension Notice Period for such Election Date, at the end of which Extension Notice Period such notice shall become irrevocable.

If this note is a Global Security, the Holder of this Note, the nominee of the Depository, will be the only entity that can exercise a right to extend the Maturity Date of this Note or revoke any such election. In order to ensure that the nominee of the Depository will timely exercise a right to extend the Maturity Date of this Note, or to revoke such an election, the beneficial owner of this Note must instruct the broker or other direct or indirect participant through which it holds an interest in this Note to notify the Depository of its desire to exercise a right to extend the Maturity Date with respect to all or a portion (in the denominations specified above) its beneficial ownership in this Note, or to revoke any such election, in accordance with the then applicable operating procedures of the Depository.

If, with respect to any Election Date, a Holder does not make an election to extend the Maturity Date of all or any portion of the principal amount of its Notes, the principal amount of the Notes for which such Holder has failed to make such an election shall become due and payable on the Initial Maturity Date, or any later date to which the Maturity Date of the Notes has previously been extended, and the Trustee (or any duly appointed Paying Agent) shall, subject to delivery of this Note to the Trustee (or duly appointed Paying Agent), issue on such Election Date in accordance with the terms of the Indenture in exchange therefor a new Note (a “Short-Term Note”) in the name of such Holder, which Short-Term Note shall be in the same form as, and have the same terms as, this Note, except that it shall have separate CUSIP, ISIN and Common Code numbers, its “Maturity Date” shall be the date that is 366 calendar days from and including such Election Date, or if such 366th calendar day is not a Business Day, the immediately preceding Business Day and such Maturity Date shall not be extendible and the provisions of this Section I of this Rider shall not apply to such Note and the Trustee (or duly appointed Paying Agent) shall annotate Schedule I hereto as of such Election Date to reflect the corresponding decrease in the Principal Amount of this Note. The failure to elect to extend the Maturity Date of all or any portion of the principal amount of the Notes shall be irrevocable and shall be binding upon any subsequent Holder thereof. The Holder of a Short-Term Note received as a consequence of the failure to make such election may not elect to exchange such Short-Term Note for an interest in this Note. The Company and the Trustee shall deem this Note cancelled as to any portion of the Principal Amount hereof for which a duly completed form entitled “Option to Extend Maturity Date” and, if applicable, this Note are not delivered to the Trustee (or duly authorized Paying Agent) within the applicable Extension Notice Period in accordance with the terms of this Note.

OPTION TO EXTEND MATURITY DATE

The undersigned hereby elects to extend the Maturity Date of the Medium-Term Note, Series H (Floating Rate), Floating Rate Extendible Notes, dated May 24, 2006 of Lehman Brothers Holdings Inc. (CUSIP _____________), certificate No. _______ (or the portion thereof specified below) with the effect provided in said Note.  In the event of an election to extend the Maturity Date of only a portion of the principal amount of said Note, the undersigned will in addition surrender said Note to the Trustee, Citibank, N.A., 111 Wall Street, Fifteenth Floor, New York, New York 10005, Attention: Agency & Trust, or such other address of which the Company shall from time to time notify the Holders of the Notes (or the duly authorized Paying Agent at such address of which the Company shall from time to time notify the Holders of the Notes),

If the option to extend the Maturity Date of less than the entire Principal Amount of said Note is elected, specify the portion of said Note (which shall be U.S.$1,000 or a multiple of U.S.$1,000 in excess thereof) as to which the Holder elects to extend the maturity: $__________________; and specify the denomination or denominations (which shall be U.S.$1,000 or a multiple of U.S.$1,000 in excess thereof) of the Notes to be issued to the Holder for the portion of said Note as to which the option to extend the Maturity Date is not being elected (in the absence of any such specification one such Note will be issued for the portion as to which the option to extend Maturity Date is not being made): $_____________.

Dated:

Notice: The signature on this Option to Extend Maturity Date must correspond with the name as written upon the face of the Note in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED — (required only if Notes are to be issued and delivered to other than the registered Holder)

IF REQUIRED, THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SCHEDULE I

SCHEDULE OF EXCHANGES

The initial principal amount of this Note is U.S.$______________. The following exchanges of a portion of this Note for an interest in a Short-Term Note have been made:

Date of Exchange	Principal Amount Exchanged for Short-Term Note	Reduced Principal Amount Outstanding Following such Exchange	Notation Made by or on Behalf of Trustee
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________

_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________

_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
_______	__________________	____________________	__________________________
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